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                                                                       EXHIBIT 5

June 30, 1998



Transocean Offshore Inc.
4 Greenway Plaza
Houston, Texas 77046

Gentlemen:

As set forth in Post-Effective Amendment No.1 to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on June 29, 1998 (the "Registration Statement") by Transocean Offshore Inc., a Delaware corporation (the "Company"), under the Securities Act of 1993, as amended (the "Act"), relating to (i) unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), in one or more series, which may be convertible into or exchangeable for shares of common stock, par value $0.01 per share (the "Common Stock"), shares of preferred stock, par value $0.10 per share (the "Preferred Stock") or other Debt Securities; (ii) Preferred Stock, in one or more series, which may be convertible into or exchangeable for Common Stock, Preferred Stock or Debt Securities; (iii) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities (the "Warrants"); and (iv) Common Stock (collectively, the "Securities"), to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $450,000,000, certain legal matters in connection with the Securities are being passed upon by me.

I am Vice President and General Counsel of the Company. In such capacity, I have examined (i) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date (the "Charter Documents"); (ii) the Indenture dated as of April 15, 1997 (the "Senior Indenture") between the Company and Chase Bank of Texas, National Association, as trustee, pursuant to which Debt Securities may be issued; (iii) the Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") in the form of Exhibit 4.3 to the Registration Statement to be executed by the Company and the Subordinated Trustee (as defined in the Registration Statement), pursuant to which subordinated Debt Securities may be issued; and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

In connection with this opinion, I have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a
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prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered, and a warrant agreement with respect to any Warrants offered, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized for issuance by the Board of Directors of the Company under the Company's Charter Documents.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

2. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (a) upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) in the case of shares of Common Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for Common Stock, as contemplated by the applicable definitive purchase, underwriting or similar agreement, upon payment of any additional consideration that is payable upon such conversion or exchange, the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to Debt Securities to be issued under the Indentures, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board (a) upon payment of the consideration therefor provided for therein, or (b) in the case of Debt Securities issuable upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for Debt Securities or upon exercise of Warrants to purchase Debt Securities, in each case as contemplated by the applicable Indenture and the applicable definitive warrant, purchase, underwriting or similar agreement approved by the

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     Board upon payment of any additional consideration that is payable upon such conversion, exchange or exercise, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Preferred Stock and related matters; (ii) a series of Preferred Stock has been duly authorized and established in accordance with the Company's Charter Documents and applicable law; and
     (iii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board (a) upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or
     (b) in the case of Preferred Stock issuable upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for Common Stock or upon exercise of Warrants to purchase Preferred Stock, in each case as contemplated by the applicable definitive warrant, purchase, underwriting or similar agreement, upon payment of any additional consideration that is payable upon such conversion, exchange or exercise, the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

5. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Warrants and related matters; (ii) a warrant agreement shall have been duly authorized, executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive warrant, purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor, the Warrants will be duly authorized and validly issued.

This opinion is limited to the applicable laws of the State of New York, the corporate law of the State of Delaware and the applicable federal laws of the United States.

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I hereby consent to the filing of this opinion of counsel as Exhibit 5 to the
Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,


                                    /s/ Eric B. Brown
                                    --------------------------
                                    Eric B. Brown

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